Exhibit 4.1

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (the “Fourth Supplemental Indenture”), dated as of July 23, 2015, to the Indentures (defined below) by and among RTI International Metals, Inc., an Ohio corporation (the “Company”), each of the Subsidiary Guarantors, Alcoa Inc., a Pennsylvania corporation (“Alcoa”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee under the Indenture (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 14, 2010 (the “Base Indenture”), providing for the issuance from time to time of its Securities (as defined in the Base Indenture) to be issued in one or more series as therein provided;

WHEREAS, the Company has heretofore executed and delivered to the Trustee, pursuant to the terms of the Base Indenture (i) a First Supplemental Indenture, dated as of December 14, 2010 (the “First Supplemental Indenture”) and a Second Supplemental Indenture, dated as of May 30, 2012 (the “Second Supplemental Indenture”) (the Base Indenture, together with the First Supplemental Indenture and Second Supplemental Indenture, the “2015 Notes Indenture”), providing for the establishment of a series of the Company’s Securities known as its 3.000% Convertible Senior Notes due 2015 (the “2015 Notes”) and (ii) a Third Supplemental Indenture, dated as of April 17, 2013 (the “Third Supplemental Indenture”) (the Base Indenture, together with the Third Supplemental Indenture, the “2019 Notes Indenture” and, together with the 2015 Notes Indenture, the “Indentures”), providing for the establishment of a series of the Company’s Securities known as its 1.625% Convertible Senior Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”);

WHEREAS, the Company entered into the Agreement and Plan of Merger, dated as of March 8, 2015 (the “Merger Agreement”), by and among the Company, Alcoa and Ranger Ohio Corporation, a direct wholly owned subsidiary of Alcoa (“Merger Sub”), pursuant to which, among other things, concurrently with the execution of this Fourth Supplemental Indenture, Merger Sub is being merged with and into the Company, with the Company being the surviving corporation in such Merger (the “Merger”);

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Shares”) issued and outstanding immediately prior to the effective time of the Merger is being converted into the right to receive 2.8315 shares of Alcoa common stock, par value $1.00 per share (each share of such stock, “Reference Property”);

WHEREAS, the Merger constitutes a Merger Event with respect to each series of Notes under Section 8.07 of the First Supplemental Indenture and the Third Supplemental Indenture, as applicable;

WHEREAS, pursuant to (i) Section 8.07 of the First Supplemental Indenture and the Third Supplemental Indenture, as applicable, at the effective time of such Merger Event, the

Company is required to execute with the Trustee a supplemental indenture providing for the change in the right to convert each series of Notes resulting from the Merger Event and (ii) Section 8.07(b) of the First Supplemental Indenture and the Third Supplemental Indenture, as applicable, and Section 14.05 of the Base Indenture, the Company is required to execute an Officer’s Certificate related to such supplemental indenture;

WHEREAS, pursuant to Sections 10.03 of each of the Indentures, the Trustee has received an Officer’s Certificate stating that this Fourth Supplemental Indenture is authorized or permitted by each of the Indentures; and

WHEREAS, pursuant to Sections 10.03 of each of the Indentures, the Trustee has received an Opinion of Counsel stating that this Fourth Supplemental is authorized or permitted by each of the Indentures;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Alcoa, the Subsidiary Guarantors and the Trustee hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the applicable Indenture.

2. Agreement of Parties. (a) With respect to the 2015 Notes, in accordance with Section 8.07 of the First Supplemental Indenture, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of 2015 Notes shall be changed to a right to convert such principal amount of 2015 Notes into the amount of Reference Property that a holder of a number of Shares equal to the Conversion Rate (as defined in the First Supplemental Indenture) immediately prior to the Merger would have owned or been entitled to receive upon the consummation of the Merger. The provisions of the 2015 Notes Indenture, as modified herein, including without limitation, (i) all references and provisions respecting the terms “Common Stock,” “Conversion Price” and “Conversion Rate” and (ii) the provisions of Section 8.01(b) of the First Supplemental Indenture respecting when a Holder of 2015 Notes may surrender its 2015 Notes for conversion, shall continue to apply, mutatis mutandis, to the Holders’ right to convert each 2015 Note into the Reference Property. Alcoa hereby agrees to furnish Reference Property, if any, deliverable upon conversion of the 2015 Notes and be bound by the conversion provisions of Article 8 of the First Supplemental Indenture. As and to the extent required by Section 8.07(a) of the First Supplemental Indenture, the Conversion Rate (as defined in the First Supplemental Indenture) shall be adjusted as a result of events occurring subsequent to the date hereof with respect to the Reference Property as nearly equivalent as possible to the adjustments provided for in Article 8 of the First Supplemental Indenture, with respect to the Common Stock.

(b) With respect to the 2019 Notes, in accordance with Section 8.07 of the Third Supplemental Indenture, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of 2019 Notes shall be changed to a right to convert such principal amount of 2019 Notes into the amount of Reference Property that a holder of a number of Shares equal to the Conversion Rate (as defined in the Third Supplemental Indenture) immediately prior to the Merger would have owned or been entitled to receive upon the consummation of the Merger.

The provisions of the 2019 Notes Indenture, as modified herein, including without limitation, (i) all references and provisions respecting the terms “Common Stock,” “Conversion Price” and “Conversion Rate” and (ii) the provisions of Section 8.01(b) of the Third Supplemental Indenture respecting when a Holder of 2019 Notes may surrender its 2019 Notes for conversion, shall continue to apply, mutatis mutandis, to the Holders’ right to convert each 2019 Note into the Reference Property. Alcoa hereby agrees to furnish Reference Property, if any, deliverable upon conversion of the 2019 Notes and be bound by the conversion provisions of Article 8 of the Third Supplemental Indenture. As and to the extent required by Section 8.07(a) of the Third Supplemental Indenture, the Conversion Rate (as defined in the Third Supplemental Indenture) shall be adjusted as a result of events occurring subsequent to the date hereof with respect to the Reference Property as nearly equivalent as possible to the adjustments provided for in Article 8 of the Third Supplemental Indenture, with respect to the Common Stock.

3. Indentures Remain in Full Force and Effect. Except as supplemented hereby, all provisions of the Indentures shall remain in full force and effect.

4. GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, ALCOA, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5. Multiple Counterparts. The parties may sign multiple counterparts of this Fourth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

7. Trustee. The Trustee accepts the amendment of the Indentures effected by this Fourth Supplemental Indenture and agrees to execute the trust created by the Indentures as hereby amended, but only upon the terms and conditions set forth in the Indentures, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indentures as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, Alcoa and the Subsidiary Guarantors or for or with respect to (i) the validity, efficacy, or sufficiency of this Fourth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company, Alcoa or the Subsidiary Guarantors, as applicable, by corporate action or otherwise, or (iii) the due execution hereof by the Company, Alcoa or the Subsidiary Guarantors, as applicable, and the Trustee makes no representation with respect to any such matters.

[Signature Pages Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

RTI INTERNATIONAL METALS, INC.

By:	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President

[Signature Page – Fourth Supplemental Indenture]

RMI TITANIUM COMPANY

By:	/s/ Michael G. McAuley
Name:	Michael G. McAuley
Title:	Treasurer

EXTRUSION TECHNOLOGY CORPORATION OF AMERICA

By:	/s/ Michael G. McAuley
Name:	Michael G. McAuley
Title:	Treasurer

RTI FINANCE CORP.

By:	/s/ Michael G. McAuley
Name:	Michael G. McAuley
Title:	Treasurer

RTI MARTINSVILLE, INC.

By:	/s/ Michael G. McAuley
Name:	Michael G. McAuley
Title:	Treasurer

[Signature Page – Fourth Supplemental Indenture]

RTI REMMELE MEDICAL, INC.

By:	/s/ Michael G. McAuley
Name:	Michael G. McAuley
Title:	Treasurer

RTI REMMELE ENGINEERING, INC.

By:	/s/ Michael G. McAuley
Name:	Michael G. McAuley
Title:	Treasurer

[Signature Page – Fourth Supplemental Indenture]

ALCOA INC.

By:	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

[Signature Page – Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

[Signature Page – Fourth Supplemental Indenture]